                                Filed Pursuant to Rule 424(b)(2)
                                Registration File No 33-61297

PRICING SUPPLEMENT NO. 10
Dated March 13, 1997 to
Prospectus dated September 8, 1995.


                          $225,000,000
               BALTIMORE GAS AND ELECTRIC COMPANY
                   Medium-Term Notes, Series D
        Due from 9 Months to 30 years from Date of Issue



Principal Amount:               $27,000,000

Original Issue Date:            March 14, 1997

Stated Maturity:                March 15, 1999

Optional Redemption Dates
  Prior to Stated Maturity:     None

Price to Public:                $27,000,000

Agent's Commission:             $54,000

Proceeds to Company:            $26,946,000

Form of Note:                   Book-Entry Note

Floating Rate Note Interest Rate Information:
--------------------------------------------

  Initial Interest Rate:        5.5425%

  Initial Interest Period:      March 14, 1997 to June 16, 1997

  Interest Rate Formula:        LIBOR

  Index Maturity:               3 Months

  Spread:                       Minus 0.02%

  Maximum Interest Rate:        None

  Minimum Interest Rate:        None

  Interest Reset Dates and      Quarterly on the 16th of March,
    Interest Payment Dates:       June, September and December

                                Filed Pursuant to Rule 424(b)(2)
                                Registration File No 33-61297

PRICING SUPPLEMENT NO. 10
Dated March 13, 1997 to
Prospectus dated September 8, 1995.


                          $225,000,000
               BALTIMORE GAS AND ELECTRIC COMPANY
                   Medium-Term Notes, Series D
        Due from 9 Months to 30 years from Date of Issue

                           (Continued)


  Interest Determination        Second Business Day preceding
    Date and Calculation Date:    the Interest Reset Date

  Calculation Agent:            The Chase Manhattan Bank

  Record Dates:                 15 calendar days prior to each
                                  Interest Payment Date

     This Pricing Supplement relates to the original issuance and sale by Baltimore Gas and Electric Company (the "Company") of the
Medium-Term  Notes,  Series D, described  herein  through  Lehman
Brothers or Goldman, Sachs & Co., as agents.

       Medium-Term Notes, Series D, may be issued under Registration Statement No. 33-61297 (which also serves as Post-Effective Amendment No. 1 to Registration Statement No. 33-57704) by the Company in a principal amount of up to $225,000,000 in gross proceeds and, to date, including this offering, an aggregate of $225,000,000 has been issued. This completes the sale of Medium-Term Notes, Series D.